CORPORATE CERTIFICATE OF

BIOMETRX, INC.

As a continuing inducement to BLX Funding LLC ("BLX") to purchase accounts receivable in factoring transactions from the corporation named above (the "Company"), the undersigned officers of the Company represent, warrant and covenant to BLX as follows:

1. The exact name of the Company is: BIOMETRX, INC.

2. The Company was incorporated on SEPT 23, 2005 under the laws of the State of DELAWARE; is in good standing under the laws thereof; and will continue to be so upon each sale of an account receivable to BLX.

3. The principal place of business of the Company and location of its books pertaining to accounts, contract rights, inventory and other business records is:

500 N. BROADWAY, Ste 204
Street Address

JERICHO, NASSAU, NJ 11753
City, County, State and Zip Code

The other office(s) of the Company are at the following addresses (attach additional sheets if necessary):

Above (Ste. 167)	
Street Address	Street Address
City, County, State and Zip Code	City, County, State and Zip Code

4. The stockholders and directors of the Company have duly authorized and adopted all corporate proceedings necessary to enable the Company to sell accounts receivable to BLX in factoring transactions including, without limitation, the execution, delivery and performance by any officer or employee of the Company, acting singly, of a Purchase and Sale Agreement for each such invoice factored.

BLX may rely on the execution of a Purchase and Sale Agreement by any employee of the Company as conclusive evidence of the binding determination of the Company to enter into the transactions set forth therein.

5. The officers of the Company and their respective titles and signatures are (attach additional sheets if necessary):

CEO:	MARK A. BASILE Printed	[signature] Signed
Vice President: - TREAS.	J RICHARD ILER Printed	J Richard Iler Signed

Secretary: ______________________ ______________________
Printed Signed

Treasurer: ______________________ ______________________
Printed Signed

Except as indicated below, each of these officers, acting singly or in concert with one or more other such officers, has the full power to execute documents for and on behalf of the Company in all transactions with BLX.

6. The Company will deliver written notice to BLX of any change with respect to any of the foregoing matters within 10 days following the occurrence of any such change. BLX shall, however, be entitled to rely in all respects on the foregoing certifications unless or until any such notice is received.

IN WITNESS WHEREOF, the undersigned has duly executed this Corporate Certificate as of the _____ day of September, 2006.

______________________ - Treasurer
Signature of Corporate Secretary

The undersigned hereby certifies to BLX that the above signatory is the duly elected and qualified Secretary of the Company.

____
Signature of President

Acknowledgment

STATE OF :
: SS:
COUNTY OF :

On this 18 day of September, 2006, before me personally came Mark R. Basile, to me known, who being duly sworn, did depose and say that he resides at 736 Carlisle Road, Jericho, New York 11753 and that he is the Chief Executive Officer of BioMETRX, Inc., a Delaware corporation, the corporation described in and which executed the foregoing instrument, and acknowledged that he executed the same by authority of the board of directors of said corporation for the uses and purposes in said corporation set forth.

Notary Public

CARMEN GAVIRIA
NOTARY PUBLIC, STATE OF NEW YORK
No 01GA6115249
QUALIFIED IN KINGS COUNTY
MY COMMISSION EXPIRES SEPT. 7, 2008